Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 7, 2008, in this amendment to the Registration Statement (Form S-1) and related Prospectus of Compressco Partners, L.P. for the registration of units.
Ernst & Young LLP
Houston, Texas
December 19, 2008